Exhibit 3.28

ARTICLES OF INCORPORATION

OF

Schaefer Equipment, Inc.

* * * * *

THE UNDERSIGNED, desiring to form a corporation for profit, under Sections 1701.01 et seq. of the Revised Code of Ohio, do hereby certify:

FIRST. The name of said corporation shall be Schaefer Equipment, Inc.

SECOND. The place in the State of Ohio where its principal office is to be located is Cleveland, in Cuyahoga County.

THIRD. The purposes for which it is formed are:

Manufacturing, buying, selling and otherwise dealing in railroad equipment and other industrial supplies.

To engage in any lawful act or activity for which corporations may be formed under Section 1701.01 to 1701.98 inclusive of the Revised Code of Ohio.

FOURTH. The authorized number of shares of the corporation is: One Thousand (1,000) Common, all of which shall be without par value.

FIFTH. The amount of stated capital with which the corporation will begin business is: One Thousand Dollars ($1,000.00).

SIXTH. The following provisions are hereby agreed to for the purpose of defining, limiting and regulating the exercise of the authority of the corporation, or of the directors, or of all of the shareholders;

The board of directors is expressly authorized to set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose or to abolish any such reserve in the manner in which it was created, and to purchase on behalf of the corporation any shares issued by it to the extent of the surplus of the aggregate of its assets over the aggregate of its liabilities plus stated capital.

The corporation may in its regulations confer powers upon its board of directors in addition to the powers and authorities conferred upon it expressly by Sections 1701.01 et seq. of the Revised Code of Ohio.

Any meeting of the shareholders or the board of directors may be held at any place within or without the State of Ohio in the manner provided for in the regulations of the corporation.

Any amendments to the articles of incorporation may be made from time to time, and any proposal or proposition requiring the action of shareholders may be authorized from time to time by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation.

SEVENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in its articles of incorporation, in the manner now or hereafter prescribed by Sections 1701.01 et seq. of the Revised Code of Ohio, and all rights conferred upon shareholders herein are granted subject to this reservation.

EIGHTH. Shareholders shall have no preemptive rights.

IN WITNESS WHEREOF, we have hereunto subscribed our names this 19th day of December, l977.

/s/ Elizabeth F. Gaffney
Elizabeth F. Gaffney

/s/ Robert K. Canty
Robert K. Canty

/s/ Marie C. Goffredo
Marie C. Goffredo

Original Appointment of Agent

The undersigned, being at least a majority of the incorporators of

Schaefer Equipment, Inc.

(Name of Corporation)

hereby appoint C T CORPORATION SYSTEM, a corporation having a business address in the

county in which	Schaefer Equipment, Inc.
(Name of Corporation)

has its principal office, upon which any process, notice or demand required or permitted by statute to be served upon the corporation may be served. Its complete address is Union Commerce

Bldg.	,	Cleveland	,	Cuyahoga	County, Ohio 44115.
(Street or Avenue)		(City or Village)

Schaefer Equipment, Inc.
(Name of Corporation)

/s/ Elizabeth F. Gaffney
Elizabeth F. Gaffney

/s/ Robert K. Canty
Robert K. Canty

/s/ Marie C. Goffredo
Marie C. Goffredo

INCORPORATORS NAMES SHOULD BE TYPED OR PRINTED BENEATH SIGNATURES)

Boston, Massachusetts, Ohio

December 19, 1977

Schaefer Equipment, Inc.

(Name of Corporation)

Gentlemen: C T CORPORATION SYSTEM, hereby accepts appointment as agent of your corporation upon which process, tax notices or demands may be served.

C T CORPORATION SYSTEM

By	/s/ Elizabeth F. Gaffney
Elizabeth F. Gaffney
(Signature of Officer Signing and Title)
Elizabeth F. Gaffney
Special Assistant Secretary

(OHIO—1932—11/4/68)

AGREEMENT OF MERGER

THIS AGREEMENT OP MERGER made and entered into this 29th day of September, 1978, by and between SCHAEFER EQUIPMENT, INC., a corporation organized and existing under the laws of the State of Ohio, and the Directors thereof, parties of the fist part, and SCHAEFER MANUFACTURING, INC., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, and the Directors thereof, parties of the second part:

WHEREAS, SCHAEFER MANUFACTURING, INC. is a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania with an authorized capital stock of 54,500 shares of which 39,700 shares are Class A Preferred Stock with a par value of $10 each, 4,800 are Class B Preferred Stock with a par value of $10 each, and 10,000 are Common Stock with a par value of $10 each, and, of these shares, 39,700 shares of the Class A Preferred Stock and 1,527 shares of the Common Stock are issued and outstanding and fully paid and non-assessable. The capital stock of said SCHAEFER MANUFACTURING, INC. is of the character described in its Certificate of Incorporation and Certificate of Amendment, all of which are recorded and filed in the office of the Secretary of the Commonwealth of Pennsylvania, and in its by-laws, as amended, copies of which are on file with the Clerk of the corporation at its principal office.

WHEREAS, SCHAEFER EQUIPMENT, INC. is a corporation duly organized and existing under the laws of the State of Ohio with an authorized capital stock of 1,000 shares, all of which are common shares of no par value and 100 of which are issued and outstanding and fully paid and non-assessable, such-common stock being of the character described in its Articles of Organization, which are filed and recorded in the office of the Secretary of State of the State of Ohio.

WHEREAS, the laws of the State of Ohio and of the Commonwealth of Pennsylvania authorize the merger of a corporation of the Commonwealth of Pennsylvania into a corporation of the State of Ohio, and

WHEREAS, in the judgment of the respective Boards of Directors of SCHAEFER MANUFACTURING, INC. and SCHAEFER EQUIPMENT, INC., it is for the best interests of their respective corporations and their respective stockholders to merge said SCHAEFER MANUFACTURING, INC. into SCHAEFER EQUIPMENT, INC. under and pursuant to the provisions of the laws of the State of Ohio and Commonwealth of Pennsylvania.

NOW THEREFORE, in consideration of the premises and of the mutual agreements and grants herein contained, it is agreed as follows:

FIRST: SCHAEFER MANUFACTURING, INC. shall be and the same hereby is merged into SCHAEFER EQUIPMENT, INC. and SCHAEFER EQUIPMENT, INC. does hereby merge into itself SCHAEFER MANUFACTURING, INC., SCHAEFER EQUIPMENT, INC. continuing as the surviving corporation.

The name of the surviving corporation shall be SCHAEFER EQUIPMENT, INC.

SECOND: Upon the consummation of the act of merger under this Agreement of Merger the surviving corporation shall possess and continue to be vested with all and singular the rights, privileges, powers, franchises and immunities as well of a public as of a private nature of the constituent corporations and with all the property, real, personal and mixed, and all debts due on whatever account, as well for stock subscriptions as all other things in action, belonging to each of said corporations. All of the property, rights, privileges, powers, franchises and immunities and all and every other interest of the constituent corporations shall continue to be, and all the property, rights, privileges, powers, franchises and immunities and all and every other interest of the constituent corporations shall hereafter be as effectually the property of the surviving corporation as they wore of the several and respective constituent corporations, and the title to any real estate whether by deed or otherwise, vested in either of said corporations shall not revert or be in any way impaired by reason of said act of merger provided that all rights of creditors and all liens upon the property of either of such corporations shall be preserved unimpaired, limited to the property affected by such liens at the time of merger and both such corporations may be deemed to continue in existence in order to preserve the same; and all debts, liabilities and duties of the constituent corporations shall continue to attach to said surviving corporation and may be enforced against it to the same extent as if all of said debts, liabilities and duties have been incurred or contracted by it.

THIRD: The purposes of the surviving corporation shall be as follows: To engage in the business of manufacturing, buying, selling and otherwise dealing in railroad equipment and other industrial supplies and to engage in any lawful act or activity for which corporations may be formed under sections 1701.01 to 1701.98, inclusive, of the Revised Code of Ohio.

FOURTH: The amount of the total authorized capital stock of the surviving corporation shall be one thousand (1,000) shares, all of which shares shall be common shares of no par value (in all respects identical to the authorized capital stock of SCHAEFER EQUIPMENT, INC. as contained in its said Articles of Organization).

The total amount of such capital stock which shall be issued in respect of the merger shall be 100 shares, all of which shall be issued to SCHAEFER MANUFACTURING, INC., a Delaware corporation, the holder of all the issued and outstanding preferred and common stock of SCHAEFER MANUFACTURING, INC., a Pennsylvania corporation.

FIFTH: The surviving corporation shall be located at Phoenix Road, Warren in the County of Trumbull, State of Ohio.

SIXTH: The number of the Board of Directors of the surviving corporation is three (3) and the names and places of residence of the Board of Directors is:

DIRECTORS

Name	Place of Residence

Frederic M. Schaefer	924 Sea View Avenue Osterville, Massachusetts 02655

Peter M. Schaefer	567 Butler Road N.E. Warren, Ohio 44483

Frederic M. Schaefer, Jr.	81 Mill Street Newport, Rhode Island 02840

The officers of the surviving corporation are a President, Treasurer and Clerk, and their names and places of residence are as follows:

President:	Peter M. Schaefer	567 Butler. Road N.E. Warren, Ohio 44483

Treasurer:	Raymond M. Smith	449 Elm Street South Dartmouth, Massachusetts 02748

Clerk:	William V. Tripp III	14 Inverness Road Wellesley Hills, Massachusetts 02181

SEVENTH: The said Directors and Officers shall hold their offices until their successors are duly elected or appointed as provided by law. Until amended by the Board of Directors or by the stockholders of the surviving corporation, the by-laws of SCHAEFER EQUIPMENT, INC., copies of which are on file with the Clerk of said corporation at its principal office, at Phoenix Road, Warren, Ohio, shall be the by-laws of the surviving corporation.

EIGHTH: A director of the surviving corporation shall not, in the absence of fraud, be disqualified by his office from dealing or contracting with the surviving corporation, either as a vendor, purchaser, or otherwise, nor in the absence of fraud shall any transaction or contract of the surviving corporation be void or voidable or affected by reason of the fact that any director, or any firm of which any director is a member, or any corporation of which any director is an officer, director, member or stockholder, is in any way interested in such transaction or contract; provided that at the meeting of the board of directors or of a committee thereof having authority in the premises to authorize or confirm said contract or transaction, the interest of such director, firm or corporation is disclosed or made known, and there shall be present a quorum of the board of directors or of the directors constituting such committee and such contract or transaction shall be approved by a majority of such quorum, which majority shall consist of directors not so interested or connected. Nor shall any director be liable to account to the surviving corporation for any profit realized by him from or through any such transaction or contract of the surviving corporation; ratified or approved as aforesaid, by reason of the fact that he or any firm of which he is a member, or any corporation of which he is a stockholder, member, director or officer, was interested in such transaction or contract. Directors so interested may be counted when present at meetings of the board of directors or of such committee for the purpose of determining the existence of a quorum. Any contract, transaction, or act of the surviving corporation or of the board of directors or of any committee which shall be ratified by a majority in interest of a quorum of the stockholders having voting power, shall be as valid and as binding as though ratified by every stockholder of the surviving corporation.

NINTH: The period of duration of the surviving corporation is unlimited.

TENTH: The expenses of the merger shall be borne by the surviving corporation.

ELEVENTH: If at any time the surviving corporation shall be advised that any further assignments or assurances in law or things are necessary or desirable to vest in the surviving corporation, the title to any property of SCHAEFER MANUFACTURING, INC., its proper officers and directors shall and will execute and do all proper assignments, or assurances in law or things necessary or proper to vest title to such property in the surviving corporation and otherwise to carry out the purpose of this agreement.

TWELFTH: This agreement shall be submitted to the stockholders of SCHAEFER MANUFACTURING, INC. as provided by law and shall not take effect nor be deemed and taken to be the agreement and act of merger of the corporations unless and until it is adopted by the vote of the stockholders representing two-thirds of the voting power of SCHAEFER EQUIPMENT, INC., as required by OH. REV. CODE ANN. §1701.78 and by a vote of the stockholders representing a majority of the voting power of SCHAEFER MANUFACTURING, INC., as required by PA. STAT. ANN. tit. 15, §802 and until the doing of such other acts and things as are required by the laws of the State of Ohio and the Commonwealth of Pennsylvania.

THIRTEENTH: The surviving corporation hereby agrees that it may be served with process in the State of Pennsylvania in any proceeding for enforcement of any obligation of SCHAEFER MANUFACTURING, INC., a Pennsylvania corporation, including any amount determined under the provisions of Section 1908 of the Pennsylvania Business Corporation Law and does hereby irrevocably appoint the Secretary of the Commonwealth of Pennsylvania as its agent to accept service of process in an action for the enforcement of payment of any such obligation or any amount determined as aforesaid, and hereby specified the address to which a copy of such process shall be mailed by the Secretary of the Commonwealth of Pennsylvania as C. T. Corporation System, Oliver Building, Pittsburgh, Pennsylvania, and agrees the service of such process be made by personally delivering to and leaving with the Secretary of the Commonwealth of Pennsylvania duplicate copies of such process, one of which copy the Secretary of the Commonwealth of Pennsylvania shall forthwith send by registered mail to said C. T. Corporation System at the above specified address.

FOURTEENTH: In order to facilitate the filing and recording of this agreement, the same may be simultaneously executed in several counterparts, each of which so executed shall be deemed to be an original; and such counterparts shall together constitute but one and the same instrument.

FIFTEENTH: Subject to the occurrence of the events specified in ARTICLE TWELFTH thereof, the effective date of this agreement of merger shall be the close of business, October 30, 1978.

IN WITNESS WHEREOF, the said parties to this agreement have pursuant to a resolution adopted by a majority of the respective boards of directors of each of said corporations at meetings thereof duly and regularly held at which a quorum was present, caused the respective corporate seals of said corporation to be hereunto affixed and these presents to be signed by their respective Presidents and Treasurers and attested to by their respective Secretaries, all thereunto duly authorized the day and year first above mentioned.

SCHAEFER EQUIPMENT, INC.

By	/s/ Peter M. Schaefer
Peter M. Schaefer, President

By	/s/ Raymond M. Smith
Raymond M. Smith, Treasurer

ATTEST:
/s/ William V. Tripp III
William V. Tripp III, Secretary

SCHAEFER MANUFACTURING, INC.

By	/s/ Frederic M. Schaefer
Frederic M. Schaefer, President

By	/s/ Raymond M. Smith
Raymond M. Smith, Treasurer

ATTEST:
/s/ William V. Tripp III
William V. Tripp III, Secretary

CERTIFICATE OF PRESIDENT AND SECRETARY OF SCHAEFER EQUIPMENT, INC., THE SURVIVING CORPORATION, A CORPORATION OF THE STATE OF OHIO, SHOWING APPROVAL OF AGREEMENT OF MERGER

We, Peter M. Schaefer and William V. Tripp III, President and Secretary respectively of SCHAEFER EQUIPMENT, INC., a corporation organized and existing under the laws of the State of Ohio, hereby certify that the Agreement of Merger, to which this Certificate is attached, having been first duly approved on behalf of both the said Corporation by a majority of the Directors thereof and by SCHAEFER MANUFACTURING, INC., a corporation of the Commonwealth of Pennsylvania, by a majority of the Directors thereof, was duly submitted to the shareholders of SCHAEFER EQUIPMENT, INC. at a special meeting of the shareholders of the said Corporation, called separately from the meeting of the shareholders of any other corporation, for the purpose of considering and taking action upon the proposed Agreement of Merger, and held upon due notice accompanied by a summary or copy of the said Agreement of Merger given to all shareholders of the said Corporation whether or not entitled to vote, on the 29th day of September, 1978, and that the said Agreement of Merger was adopted by the vote of the holders of shares of the said Corporation entitling them to exercise at least two-thirds of the voting power of the said Corporation; and whereupon the said Agreement of Merger was duly adopted as the act of the said Corporation.

IN WITNESS WHEREOF, we, acting for and on behalf of the said Corporation, have hereunto subscribed our names and caused the seal of the said Corporation to be hereunto affixed this 29th day of September, 1978.

/s/ Peter M. Schaefer
Peter M. Schaefer, President

/s/ William V. Tripp III
William V. Tripp III, Secretary

CERTIFICATE OF PRESIDENT AND SECRETARY OF SCHAEFER MANUFACTURING, INC., THE MERGING CORPORATION, A CORPORATION OF THE COMMONWEALTH OF’ PENNSYLVANIA, SHOWING APPROVAL OF AGREEMENT OF MERGER

We, Frederic M. Schaefer and William V. Tripp III, President and Secretary respectively of SCHAEFER MANUFACTURING, INC., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, hereby certify that the Agreement of Merger, to which this Certificate is attached, after having been first duly approved on behalf of the said Corporation by a majority of the Directors thereof, as required by the provisions of the Corporation Law of the Commonwealth of Pennsylvania, was duly submitted to the shareholders of the said Corporation, at a special meeting of the shareholders called and held separately from the meeting of shareholders of any other corporation, as provided by the said Corporation Law, on the 29th day of September, 1978 for the purpose of considering and taking action upon the proposed Agreement of Merger, that 1,527 shares of common stock and 39,700 shares of preferred stock of the said Corporation were on the said date issued and outstanding, that the holders of 1,527 shares of common stock and 39,700 shares of preferred stock voted by ballot in favor of the approval, the said affirmative vote representing the entire outstanding capital stock of the said Corporation, and thereby the Agreement of Merger was adopted as the act of the shareholders of the said Corporation.

IN WITNESS WHEREOF, we, acting for and on behalf of the said Corporation, have hereunto subscribed our names and caused the seal of the said Corporation to be hereunto affixed 29th day of September, 1978.

/s/ Frederic M. Schaefer
Frederic M. Schaefer, President

/s/ William V. Tripp III
William V. Tripp III, Secretary

Number 509076
By MB
Date 11-8-84
Fee 3.00

Change of Address of Statutory Agent for Ohio Corporations

The address of	C T CORPORATION SYSTEM	,	the statutory agent for
(Name or Agent)

Schaefer Equipment, Inc.	, has been changed from	925 Euclid Avenue
(Name or Corporation)		(Old Street Address)

,	Cleveland	,	Cuyahoga	County, Ohio
(City or Village)

44115	, to	815 Superior Avenue, N.E.	,	Cleveland
(Zip Code)		(New Street Address)		(City or Village)

Cuyahoga	County, Ohio	44114
(Zip Code)

SCHAEFER EQUIPMENT, INC.
(Name of Corporation)

Date: October 1, 1984	By	/s/ R. M. Smith
R. M. Smith

Title: Vice President

Prescribed by BOB TAFT, Secretary of State 30 East Broad Street, 14th Floor Columbus, Ohio 43266-0418	Charter No. 509076 Approved MMc Date 6-9-98 Fee 3.00

CHANGE OF ADDRESS OF STATUTORY AGENT

FOR OHIO CORPORATIONS

The address of	C T Corporation System	, the statutory agent for
(name of agent)

SCHAEFER EQUIPMENT, INC.	has been changed to:
(name or corporation)

1300 East 9th Street
(new street address)

Cleveland	, Ohio	44114
(city)		(zip code)

FROM

815 Superior Avenue, N.E.
(old street address)

Cleveland	, Ohio	44114
(city)		(zip code)

NOTE: P. O. Box addresses are not acceptable.

THIS DOCUMENT IS SIGNED BY A CORPORATE OFFICER.

BY:	/s/ R. M. Smith
R. M. Smith
TITLE: President

The filing fee is $3.00, R.C. 1701.07(M), 1702.06(L).

Please make checks payable to the Secretary of State.

www.state.oh.us/sos e-mail: busserv@sos.state.oh.us	Prescribed by J. Kenneth Blackwell Ohio Secretary of State Central Ohio: (614) 466-3910 Toll Free: 1-877-SOS-FILE (1-877-767-3453)	Expedite this Form: (Select One)
Mail form to one of the following:
		☐ Yes	PO Box 1390 Columbus, OH 43216
***Requires an additional fee of $100***
		☒ No	PO Box 788 Columbus, OH 43216

STATUTORY AGENT UPDATE

(For Domestic or Foreign, Profit or Non-Profit)

Filing Fee $25.00

THE UNDERSIGNED DESIRING TO FILE A:

(CHECK ONLY ONE (1) BOX)

(1) Subsequent Appointment of Agent	(2) Change of Address of an Agent	(3) Resignation of Agent
☒ Corp ☐ LP (165-AGS) ☐ LLC (171-LSA)	☐ Corp ☐ LP (145-AGA) ☐ LLC (144-LAD)	☐ Corp ☐ LP (155-AGR) ☐ LLC (153-LAG)

Complete ALL of the general information in this section for the box checked above.

Name of Entity	Schaefer Equipment, Inc.

Charter or Registration No.	509076

Name of Current Agent	CT Corporation System

Complete the information in this section if box (1) is checked.

Name and Address of	David A. Rubino
New Agent	(Name)
c/o Schaefer Equipment, 1590 Phoenix Rd., N.E.
(Street) NOTE: P.O. Box Addresses are NOT acceptable.

	Warren	Trumbull	Ohio	44483
	(City)	(County)	(State)	(Zip Code)

ACCEPTANCE OF APPOINTMENT

The Undersigned, David A. Rubino, named herein as the Statutory agent for, Schaefer Equipment, Inc., hereby acknowledges and accepts the appointment of statutory agent for said entity.

	Signature:	/s/ David A. Rubino
(Statutory Agent)
* If the entity listed is a foreign corporation, the agent does not have to sign the Acceptance of Appointment

521	Page 1 of 2	Last Revised: May 2002

Complete the information in this section if box (2) is checked.

Old Address of Agent
(Street) NOTE: P.O. Box Addresses are NOT acceptable.

Ohio
	(City)	(State)	(Zip Code)

New Address of Agent
(Street) NOTE: P.O. Box Addresses are NOT acceptable.

Ohio
	(City)	(State)	(Zip Code)

Complete the information in this section if box (3) is checked.

Is this agent resigning?	☐ Yes ☐ No

Current or last known address of the entity’s principal office where a copy of this Resignation of Agent was sent as of the date of filing or prior to the date filed	(Street) NOTE: P.O. Box Addresses are NOT acceptable.
	(City)	(State)	(Zip Code)

REQUIRED
Must be authenticated (signed) by an authorized representative	/s/ David J. Kostolansky	6-2-05
(See Instructions)	Authorized Representative	Date

521	Page 2 of 2	Last Revised: May 2002

www.sos.state.oh.us e-mail: busserv@sos.state.oh.us	Prescribed by: The Ohio Secretary of State Central Ohio: (614) 466-3910 Toll Free: 1-877-SOS-FILE (1-877-767-3453)	Expedite this Form: (Select One)
Mail form to one of the following:
		Yes	PO Box 1390 Columbus, OH 43216
***Requires an additional fee of $100***
		No	PO Box 788 Columbus, OH 43216

STATUTORY AGENT UPDATE

(For Domestic or Foreign, Profit or Non-Profit)

Filing Fee $25.00

THE UNDERSIGNED DESIRING TO FILE A:

(CHECK ONLY ONE (1) BOX)

(1) Subsequent Appointment of Agent	(2) Change of Address of an Agent	(3) Resignation of Agent
☒ Corp ☐ LP (165-AGS) ☐ LLC (171-LSA)	☐ Corp ☐ LP (145-AGA) ☐ LLC (144-LAD)	☐ Corp ☐ LP (155-AGR) ☐ LLC (153-LAG)

Complete ALL of the general information in this section for the box checked above.

Name of Entity	Schaefer Equipment, Inc.

Charter or Registration No.	509076

Name of Current Agent	David A. Rubino

Complete the information in this section if box (1) is checked.

Name and Address of	Phyllis J. Harrison
New Agent	(Name)

2481 Salt Springs Rd.
(Street) NOTE: P.O. Box Addresses are NOT acceptable.

	Warren	Trumbull	Ohio	44481
	(City)	(County)	(State)	(Zip Code)

ACCEPTANCE OF APPOINTMENT

The Undersigned, Phyllis J. Harrison , named herein as the Statutory agent for, Schaefer Equipment, Inc. , hereby acknowledges and accepts the appointment of statutory agent for said entity.

Signature:	/s/ Phyllis J. Harrison
(Statutory Agent)

*	If the entity listed is an Ohio Domestic, the agent must sign the Acceptance of Appointment

521	Page 1 of 2	Last Revised: May 2002

Complete the information in this section if box (2) is checked.

Old Address of Agent
(Street) NOTE: P.O. Box Addresses are NOT acceptable.

Ohio
	(City)	(State)	(Zip Code)

New Address of Agent
(Street) NOTE: P.O. Box Addresses are NOT acceptable.

Ohio
	(City)	(State)	(Zip Code)

Complete the information in this section if box (3) is checked.

Is this agent resigning?	☐ Yes ☐ No

Current or last known address of the entity’s principal office where a copy of this Resignation of Agent was sent as of the date of filing or prior to the date filed	(Street) NOTE: P.O. Box Addresses are NOT acceptable.
	(City)	(State)	(Zip Code)

REQUIRED
Must be authenticated (signed) by an authorized representative	/s/ [illegible]	12/16/08
(See Instructions)	Authorized Representative	Date

521	Page 2 of 2	Last Revised: May 2002

www.sos.state.oh.us e-mail: busserv@sos.state.oh.us	Prescribed by: The Ohio Secretary of State Central Ohio: (614) 466-3910 Toll Free: 1-877-SOS-FILE (1-877-767-3453)	Expedite this Form: (Select One)
Mail form to one of the following:
		Yes	PO Box 1390 Columbus, OH 43216
***Requires an additional fee of $100***
		No	PO Box 788 Columbus, OH 43216

STATUTORY AGENT UPDATE

(For Domestic or Foreign, Profit or Non-Profit)

Filing Fee $25.00

THE UNDERSIGNED DESIRING TO FILE A:

(CHECK ONLY ONE (1) BOX)

(1) Subsequent Appointment of Agent	(2) Change of Address of an Agent	(3) Resignation of Agent
☒ Corp ☐ LP (165-AGS) ☐ LLC (171-LSA)	☐ Corp ☐ LP (145-AGA) ☐ LLC (144-LAD)	☐ Corp ☐ LP (155-AGR) ☐ LLC (153-LAG)

Complete ALL of the general information in this section for the box checked above.

Name of Entity	SCHAEFER EQUIPMENT, INC.

Charter or Registration No.	509076

Name of Current Agent	PHYLLIS J. HARRISON

Complete the information in this section if box (1) is checked.

Name and Address of	CSC-Lawyers Incorporating Service (Corporation Service Company)
New Agent	(Name)

50 West Broad Street, Suite 1800
(Street) NOTE: P.O. Box Addresses are NOT acceptable.

	Columbus	Franklin	Ohio	43215
	(City)	(County)	(State)	(Zip Code)

ACCEPTANCE OF APPOINTMENT

The Undersigned, CSC-Lawyers Incorporating Service (Corporation Service Company), named herein as the Statutory agent for, SCHAEFER EQUIPMENT, INC., hereby acknowledges and accepts the appointment of statutory agent for said entity.

CSC-Lawyers Incorporating Service (Corporation Service Company)

Signature:	/s/ Sylvia Queppet
(Statutory Agent)
Sylvia Queppet, Asst. Vice President

*	If the entity listed is a foreign corporation, the agent does not have to sign the Acceptance of Appointment

521	Page 1 of 2	Last Revised: May 2002

Complete the information in this section if box (2) is checked.

Old Address of Agent
(Street) NOTE: P.O. Box Addresses are NOT acceptable.

Ohio
	(City)	(State)	(Zip Code)

New Address of Agent
(Street) NOTE: P.O. Box Addresses are NOT acceptable.

Ohio
	(City)	(State)	(Zip Code)

Complete the information in this section if box (3) is checked.

Is this agent resigning?	☐ Yes ☐ No

Current or last known address of the entity’s principal office where a copy of this Resignation of Agent was sent as of the date of filing or prior to the date filed	(Street) NOTE: P.O. Box Addresses are NOT acceptable.
	(City)	(State)	(Zip Code)

REQUIRED
Must be authenticated (signed) by an authorized representative	/s/ Keith Hildum	2/11/09
(See Instructions)	Authorized Representative Keith Hildum	Date

521	Page 2 of 2	Last Revised: May 2002